Exhibit 99.1

American Dental Partners, Inc.

201 Edgewater Drive, Suite 285

Wakefield, MA 01880

Phone: 781/224-0880                    Fax: 781/224-4216

For Immediate Release

Contacts:	Gregory A. Serrao	Breht T. Feigh
	Chairman, President and	Executive Vice President,
	Chief Executive Officer	Chief Financial Officer and Treasurer
	781-224-0880	781-224-0880

AMERICAN DENTAL PARTNERS

REPORTS SECOND QUARTER AND FIRST HALF 2005 FINANCIAL RESULTS

WAKEFIELD, MASSACHUSETTS, July 27, 2005 - American Dental Partners, Inc. (NASDAQ:ADPI) announced financial results today for the quarter and six month period ended June 30, 2005.

Comparing the second quarter of 2005 with the second quarter of 2004:

•	Net revenue was $49,427,000 as compared to $45,044,000, an increase of 10%.

•	Earnings from operations were $5,280,000 as compared to $4,230,000, an increase of 25%.

•	Net earnings were $2,954,000 as compared to $2,319,000, an increase of 27%.

•	Diluted net earnings per share were $0.35, as compared to $0.29, an increase of 21%.

•	Diluted cash net earnings per share were $0.44 as compared to $0.37, an increase of 19%.

Comparing the first six months of 2005 with the first six months of 2004:

•	Net revenue was $97,572,000 as compared to $89,108,000, an increase of 9%.

•	Earnings from operations were $9,865,000 as compared to $8,093,000, an increase of 22%.

•	Net earnings were $5,463,000 as compared to $4,383,000, an increase of 25%.

•	Diluted net earnings per share were $0.65 as compared to $0.55, an increase of 18%.

•	Diluted cash net earnings per share were $0.83 as compared to $0.72, an increase of 15%.

Patient revenue of the Company’s affiliated dental group practices, which is not consolidated with the Company’s financial results and is a non-GAAP financial measure, was $75,821,000 for the quarter as compared to $68,882,000 for the prior year’s same quarter, an increase of 10%. Same market revenue growth for the Company’s affiliated dental group practices as measured by patient revenue was 7% for the quarter.

For the quarter, cash flow from operations was $7,878,000, capital expenditures were $2,491,000 and amounts paid for acquisitions and affiliations, including contingent payments and acquisition costs, amounted to $5,425,000. The Company relocated three facilities and expanded five facilities during the quarter; additionally, the Company completed two practice affiliations which were combined with its existing affiliated dental group practices in Oklahoma and New York.

The Company noted that its discussions continued with representatives of PDG, P.A., the affiliated dental group practice of Park Dental, its Minnesota affiliate, regarding previously disclosed matters relating to Park Dental’s 2005 operating plan and organizational issues. The Company indicated that the parties had made progress in recent discussions and that it hoped to have these matters finalized in the near future.

Cash net earnings per share, patient revenue, total revenue and same market revenue growth are non-GAAP financial measures. In accordance with the requirement of SEC Regulation G, please see the attached financial tables for a presentation of the most comparable GAAP measures and the reconciliation to the nearest GAAP measures and all additional reconciliations required by Regulation G.

For further discussion of these events and a comprehensive review of the second quarter ended June 30, 2005, the Company will host its previously announced conference call on Thursday, July 28, 2005 at 10:00 a.m. EDT, which will be broadcast live over the Internet at www.amdpi.com. The call will be hosted by Gregory A. Serrao, Chairman, President and Chief Executive Officer. To access the webcast, participants should visit the Investor Relations section of the website at least fifteen minutes prior to the start of the conference call to download and install any necessary audio software. A replay of the webcast will be available at www.amdpi.com and www.streetevents.com approximately two hours after the call through 6:00 p.m. EDT Thursday, August 4, 2005.

American Dental Partners is one of the nation’s leading business partners to dental group practices. The Company is affiliated with 19 dental group practices which have 183 dental facilities with approximately 1,689 operatories located in 18 states.

Note: Some of the information in this press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “project,” and similar expressions, among others, identify forward-looking statements. Forward-looking statements speak only as of the date the statement was made. Such forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from those projected, anticipated or implied. Certain factors that might cause such a difference include, among others, the Company’s risks associated with overall or regional economic conditions, contracts its affiliated dental group practices have with third party payors and the impact of any terminations or potential terminations of such contracts, the cost of and access to capital, fluctuations in labor markets, the Company’s acquisition and affiliation strategy, management of rapid growth, dependence upon affiliated dental group practices, dependence upon service agreements and government regulation of the dental industry. Additional risks, uncertainties and other factors are set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations - ”Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

AMERICAN DENTAL PARTNERS, INC.

FINANCIAL HIGHLIGHTS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Net revenue	$49,427	$45,044	$97,572	$89,108
Operating expenses:
Salaries and benefits	20,595	19,189	40,977	38,462
Lab fees and dental supplies	7,976	7,205	15,610	14,360
Office occupancy expenses	5,498	5,181	11,028	10,345
Other operating expenses	4,565	4,165	9,127	8,324
General corporate expenses	2,602	2,492	5,200	4,424
Depreciation expense	1,669	1,479	3,314	2,915
Amortization of intangible assets	1,242	1,103	2,451	2,185

Total operating expenses	44,147	40,814	87,707	81,015

Earnings from operations	5,280	4,230	9,865	8,093
Interest expense, net	392	392	822	857

Earnings before income taxes	4,888	3,838	9,043	7,236
Income taxes	1,934	1,519	3,580	2,853

Net earnings	$2,954	$2,319	$5,463	$4,383

Net earnings per common share:
Basic	$0.37	$0.31	$0.69	$0.59

Diluted	$0.35	$0.29	$0.65	$0.55

Weighted average common shares outstanding:
Basic	7,973	7,537	7,943	7,464

Diluted	8,423	8,057	8,390	7,961

AMERICAN DENTAL PARTNERS, INC.

FINANCIAL HIGHLIGHTS

(in thousands)

(unaudited)

	June 30, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$2,677	$1,378
Receivables due from affiliated dental group practices	15,322	13,539
Other current assets	6,231	6,657

Total current assets	24,230	21,574

Property and equipment, net	40,855	39,252

Other non-current assets:
Goodwill	5,095	5,095
Intangible assets, net	90,325	87,425
Other assets	890	801

Total non-current assets	96,310	93,321

Total assets	$161,395	$154,147

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$20,876	$23,353
Current maturities of debt	141	527

Total current liabilities	21,017	23,880

Non-current liabilities:
Long-term debt	30,331	28,220
Other liabilities	16,185	14,840

Total non-current liabilities	46,516	43,060

Total liabilities	67,533	66,940

Commitments and contingencies
Stockholders’ equity	93,862	87,207

Total liabilities and stockholders’ equity	$161,395	$154,147

AMERICAN DENTAL PARTNERS, INC.

Supplemental Operating Data

(in thousands)

Comparable GAAP Presentation and

Reconciliation of Non-GAAP

Financial Measures

	Three Months Ended June 30,
	2005	2004	% Growth
Reconciliation of total revenue to net revenue and patient revenue same market growth (1)
Patient revenue:
Dental group practices affiliated with the Company in both periods of comparison (2)	$73,496	$68,882	7%
Dental group practices that completed affiliations with the Company during periods of comparison	2,325	—	—

Total	75,821	68,882	10%
Other revenue	1,279	1,307	-2%

Total revenue	77,100	70,189	10%
Amounts retained by affiliated dental group practices	27,673	25,145	10%

Net revenue	$49,427	$45,044	10%

	Three Months Ended June 30, 2005			Three Months Ended June 30, 2004
	Amount	% of Net Revenue (1)	% of Total Revenue (1)	Amount	% of Net Revenue (1)	% of Total Revenue (1)
Patient revenue	$75,821		98.3%	$68,882		98.1%
Other revenue	1,279		1.7	1,307		1.9

Total revenue	77,100		100.0	70,189		100.0
Amounts retained by affiliated dental group practices	27,673		35.9	25,145		35.8

Net revenue	49,427	100.0%	64.1	45,044	100.0%	64.2
Salaries and benefits	20,595	41.7	26.7	19,189	42.6	27.3
Lab fees and dental supplies	7,976	16.1	10.3	7,205	16.0	10.3
Office occupancy expenses	5,498	11.1	7.1	5,181	11.5	7.4
Other operating expenses	4,565	9.2	5.9	4,165	9.2	5.9
General corporate expenses	2,602	5.3	3.4	2,492	5.5	3.6
Depreciation expense	1,669	3.4	2.2	1,479	3.3	2.1
Amortization of intangible assets	1,242	2.5	1.6	1,103	2.4	1.6

Total operating expenses	44,147	89.3	57.3	40,814	90.6	58.1

Earnings from operations	5,280	10.7	6.8	4,230	9.4	6.0
Interest expense, net	392	0.8	0.5	392	0.9	0.6

Earnings before income taxes	4,888	9.9	6.3	3,838	8.5	5.5
Income taxes	1,934	3.9	2.5	1,519	3.4	2.2

Net earnings	$2,954	6.0%	3.8%	$2,319	5.1%	3.3%

AMERICAN DENTAL PARTNERS, INC.

Supplemental Operating Data

(in thousands, except per share amounts)

Comparable GAAP Presentation and

Reconciliation of Non-GAAP

Financial Measures (Continued)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Reconciliation of net earnings, as reported, to cash net earnings: (3)
Net earnings (as reported)	$2,954	$2,319	$5,463	$4,383
Add: Amortization of intangible assets, net of tax	750	666	1,480	1,320

Cash net earnings	$3,704	$2,985	$6,943	$5,703

Weighted average common shares outstanding	8,423	8,057	8,390	7,961

Diluted net earnings per share	$0.35	$0.29	$0.65	$0.55

Diluted cash net earnings per share (3)	$0.44	$0.37	$0.83	$0.72

(1)	Patient and total revenue are not measures of financial performance under GAAP. Total revenue includes patient revenue of the Company’s affiliated dental group practices, for which their results of operations are not consolidated with the Company’s financial statements. The Company uses these and other non-GAAP financial measures to analyze operating trends and to help manage its business. The Company believes that total revenue and patient revenue and the expense ratios derived from total revenue are useful measures to analyze operating trends.
(2)	Same market revenue excludes affiliations in new markets that occurred during the periods of comparison. Same market patient revenue is comprised of revenue of the Company’s affiliated dental group practices which are not consolidated into the Company’s financial statements. The Company believes that same market patient revenue growth is important for understanding its financial performance.
(3)	Diluted cash net earnings and diluted cash net earnings per share are not measures of financial performance under GAAP. Diluted cash net earnings excludes amortization expense related to intangible assets, net of tax. The Company incurs significant amortization expense related to its service agreements while many companies, both in the same industry and other industries, no longer amortize a significant portion of their intangible assets pursuant to Statement of Financial Accounting Standards No. 142 – Goodwill and Other Intangible Assets. The Company believes that diluted cash net earnings and diluted cash net earnings per share are important financial measures for understanding its relative financial performance.